Consent of Independent Registered Public Accounting Firm

The Board of Directors
Calvert Municipal Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated February 20, 2009, with respect to the financial statements of the Calvert National Municipal Intermediate Fund, a series of Calvert Municipal Fund, Inc., as of December 31, 2008 and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Custodian" in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 28, 2009